Exhibit 99.1

Neon Therapeutics Reports Third Quarter 2018 Financial Results and Recent Business Highlights

— Data presented at ESMO and SITC underscore continued clinical progress across platform and pipeline —

Cambridge, Mass. — November 12, 2018 — Neon Therapeutics, Inc. (Nasdaq: NTGN), a clinical-stage immuno-oncology company developing neoantigen-based therapeutics, today reported financial results and provided a business update for the third quarter of 2018.

“Throughout the third quarter we continued to execute our strategy and are pleased with the progress we have made. Our neoantigen-based platform and product candidates have the potential to have a meaningful impact on patients and we recently presented a series of encouraging data at major scientific meetings that support that goal,” said Hugh O’Dowd, president and chief executive officer of Neon. “We are excited to be a leader in the neoantigen field building on the body of science across multiple product candidates that span both T cell and vaccine modalities.  Importantly, the strength of our balance sheet supports these promising clinical programs through value-creating inflection points.”

Third Quarter and Recent Business Highlights

•                  In August 2018, Neon announced the appointment of Jolie M. Siegel as general counsel and secretary. Ms. Siegel leads the legal, intellectual property, compliance and corporate governance functions for the company and reports to Hugh O’Dowd, president and chief executive officer of Neon.

•                  In October 2018, Neon presented updated data from NT-001, its ongoing Phase 1b clinical trial evaluating NEO-PV-01 in the metastatic setting, at the European Society for Medical Oncology (ESMO) 2018 Congress in Munich, Germany.

•                  In October 2018, Neon announced a research collaboration with Natera, Inc., utilizing Natera’s Signatera™ (RUO) circulating tumor DNA assay as a biomarker to assess treatment response to NEO-PV-01 in Neon’s NT-002 clinical trial.

•                  In November 2018, Neon announced the appointment of Robert Bazemore to its Board of Directors. Mr. Bazemore is currently President and Chief Executive Officer of Epizyme.

•                  In November 2018, Neon presented supplementary data from NT-001 at the Society for Immunotherapy of Cancer (SITC) 33rd Annual Meeting in Washington, D.C.

•                  In November 2018, Neon presented new data relating to its NEO-PTC-01 program at the Society for Immunotherapy of Cancer (SITC) 33rd Annual Meeting in Washington, D.C.

Third Quarter 2018 Financial Results

•                  Cash Position: As of September 30, 2018, cash, cash equivalents and marketable securities were $121.7 million, as compared to cash, cash equivalents and marketable securities of $79.7 million as of December 31, 2017.

•                  R&D Expenses: R&D expenses were $14.4 million for the quarter ended September 30, 2018, compared to $11.5 million for the same quarter last year. The increase of $2.9 million was driven by higher personnel costs as well as increased costs related to the advancement of NEO-PV-01.

•                  G&A Expenses: G&A expenses were $4.6 million for the quarter ended September 30, 2018, compared to $2.6 million for the same quarter last year. The increase of $2.0 million was primarily driven by increased costs of being a public company, including professional fees, personnel costs and other related costs.

•                  Net Loss Attributable to Common Stockholders: Net loss attributable to common stockholders was $18.4 million for the quarter ended September 30, 2018, or $0.67 per basic and diluted share, as compared to a net loss attributable to common stockholders of $16.5 million for the same quarter last year, or $9.59 per basic and diluted share.

About Neon Therapeutics

Neon Therapeutics is a clinical-stage immuno-oncology company and a leader in the field of neoantigen-targeted therapies, dedicated to transforming the treatment of cancer by directing the immune system towards neoantigens. Neon is using its neoantigen platform to develop both vaccine and T cell therapies, including NEO-PV-01, a clinical stage neoantigen vaccine for the treatment of metastatic melanoma, non-small cell lung cancer, and bladder cancer; NEO-PTC-01, a neoantigen T cell therapy for the treatment of solid tumors; and NEO-SV-01, a neoantigen vaccine for the treatment of a subset of estrogen-receptor-positive breast cancer.

For more information, please visit www.neontherapeutics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” of Neon Therapeutics, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but may not be limited to, express or implied statements regarding our ability and the potential to successfully manufacture and supply our product candidates for clinical trials; our ability to replicate results achieved in our preclinical studies or clinical trials in any future studies or trials; the ability and willingness of our third-party research institution collaborators to continue research and development activities relating to our product candidates; our ability to obtain and maintain regulatory approval of our product candidates; the potential timing and advancement of our preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates; and our expectations regarding our uses of capital, expenses, future accumulated deficit and other 2018 financial results; and our ability to fund operations through at least the first quarter of 2020. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to our ability to protect and maintain our intellectual property position; risks related to the ability of our licensors to protect and maintain their intellectual property position; uncertainties related to the initiation and conduct of studies and other development requirements for our product candidates; the risk that any one or more of our product candidates will not be successfully developed and commercialized; the risk that the results of preclinical studies and clinical trials will be predictive of future results in connection with future studies or trials; and the risk that Neon’s collaborations will not continue or will not be successful. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Neon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Neon’s most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Neon’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Neon undertakes no duty to update this information unless required by law.

Selected Condensed Consolidated Balance Sheet Data (Unaudited)
(amounts in thousands)

	September 30, 2018	December 31, 2017

Cash, cash equivalents and marketable securities	$121,741	$79,725
Working capital (1)	$114,459	$72,539
Total assets	$132,579	$90,493
Redeemable convertible preferred stock & contingently redeemable restricted common stock	$—	$175,250
Total stockholders’ equity (deficit)	$122,907	$(93,572)

(1)    Working capital is defined as current assets less current liabilities.

Condensed Consolidated Statements Of Operations (Unaudited)
(amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating expenses:
Research and development	$14,441	$11,530	$42,403	$26,274
General and administrative	4,612	2,612	12,524	7,180
Total operating expenses	19,053	14,142	54,927	33,454
Loss from operations	(19,053)	(14,142)	(54,927)	(33,454)
Other income (expense), net
Interest income	672	153	1,136	394
Other expense	(10)	—	(20)	—
Total other income, net	662	153	1,116	394
Net loss	(18,391)	(13,989)	(53,811)	(33,060)
Accretion of redeemable convertible preferred stock to redemption value	—	(2,530)	(6,371)	(7,509)
Net loss attributable to common stockholders	$(18,391)	$(16,519)	$(60,182)	$(40,569)
Net loss per share attributable to common stockholders, basic and diluted	$(0.67)	$(9.59)	$(5.55)	$(25.33)
Weighted average common shares outstanding, basic and diluted	27,358	1,723	10,834	1,602

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